Sino-US Enterprises Joint-Venture Cooperation Project Contract

K.O. Animal Husbandry Co., Ltd. of Shuangcheng City, Heilongjiang Province, China and US-LBJ HUSBANDRY INDUSTRY INT´L, INC. hereby establish a formal relationship in the form of a Sino-US jointly funded business Cooperation Project for the production of 5,000 tons of high quality fresh milk and 10,000 tons of organic vegetables and sign the Sino-US cooperative business contract.

Chapter I
General Provisions

In accordance with "The Enterprises Laws of the People's Republic of China on Chinese-foreign Business Cooperation" and other relevant laws and regulations of China and the United States, K.O. Animal Husbandry Co., Ltd. of Shuangcheng City, Heilongjiang Province, China and US-LBJ HUSBANDRY INDUSTRY INT´L, INC., based on the principles of equality and mutual benefit and through friendly consultations, agree to a joint-venture and set up the co-operative business project in Shuangcheng City, Heilongjiang Province, People's Republic of China. Both parties hereby **enter** into this contract.

Chapter II
The Cooperating Parties

Article 1

K.O. Animal Husbandry Co., Ltd. of Shuangcheng City, Heilongjiang Province, China (hereinafter referred to as Party A):registered in Heilongjiang Province of China.

Legal Address: The Village of Xiqing, Shuangcheng City,Heilongjiang Province, China
Legal Representative: Huang Huan Zhi   Position: President   Nationality: China

US-LBJ HUSBANDRY INDUSTRY INT´L, INC. (hereinafter referred to as Party B): registered in California, United States of America
English name: US-LBJ HUSBANDRY INDUSTRY INT´L, INC.

Legal Address: 1004W WEST COVINA PKWY #259, WEST COVINA, CALIFORNIA 91790 USA
Legal representative: MingCai Wang Position: President Nationality: China

Chapter III
Joint Investment Business Project

Article 2 In accordance with "The Enterprises Laws of the People's Republic of China on Chinese-foreign Business Cooperation" and other relevant laws and regulations of China and the United States, parties A and B agree to set up a cooperative business project in China (hereinafter referred to as "Cooperation Project").

Article 3 The name of the Cooperation Project:
5,000 tons of high-quality fresh milk and 10,000 tons of organic vegetables
Legal address of the Cooperation Project: Xiqing Village, Shuangcheng City, Heilongjiang Province, China

Article 4 All activities of the Cooperation Project must abide by the laws and regulations of the People's Republic of China and the relevant regulations of China and the United States.

Article 5 The organizational form of the Cooperation Project is a Sino-US joint-venture Cooperation Project. The investment provided by the cooperating parties or conditions for cooperation is the assets of the cooperating partners; Cooperation Project is solely responsible for its debts and commitments; it will utilize its own assets in fulfilling its obligation pertaining to such. The cooperating parties agree in the contract of cooperation on the investment or cooperation conditions, the distribution of the proceeds, the share of risks and losses, the forms of business management and the ownership of the property upon the termination of the cooperation, etc.

Chapter IV
Goal, Scope and Scale of the Cooperation Project

Article 6 The goals of the Cooperation Project by Parties A and B include: strengthen economic cooperation and technological exchanges with the application of advanced and applicable technology, and scientific management methods; improve product quality and production of new products for domestic and foreign consumptions; create competitive pricing and quality on the international market, and improve economic efficiency in order to achieve satisfactory economic benefits for the investing parties.

Article 7 The scope of the Cooperation Project:
Engage in the production of fresh milk and green organic vegetables

Article 8 The size of the first phase of investment for Cooperation Project is as follows:
Expansion of production volume, and on the basis of the original production of combination products, to increase the production of the single set multi-functional products.

Chapter V
The total investment, registered capital, and conditions for cooperation

Article 9 The total investment of the joint-venture company is 50 million yuan (or a foreign currency agreed upon by the two parties).

Article 10 The invested capital of Party A and Party B on this project is 50 million yuan (or a foreign currency agreed by the two sides).

Article 11 Party A and Party B agree on the following as the contribution conditions for cooperation:
Party A: 87% of the total amount of investment put into this project = 43.5 million yuan.
Party B: 13% of the total amount of investment put into this project = 6.5 million yuan (1 million U.S. dollars).
(The profit standards of both sides are shared based on the percentage of contributions by the cooperating parties)

Article 12 The investment funded or provided by both parties or cooperation conditions to be paid in installments or provided are agreed as follows:
The installments should be paid in full within 180 days upon the signing of the contract by both parties A and B. The initial contribution should be put into place within 60 working days from the effective date of the signed contract by the two cooperating parties, and should constitute 15% of the total investment. The total agreed sum of the full contributions should be funded within 180 working days.

Article 13 The transfer of all or part of the investment of Party A or Party B to any third party is subject to the consent of the other party, and is to be submitted to the original examination authority for approval. Should any party wish to transfer all or part of its investment, the other party should have a right of first refusal.

Chapter VI
The responsibilities of the cooperating parties

Article 14 Parties A and B shall each be responsible for the following matters:
(A) Responsibilities of Party A:
(1) to handle all relevant procedures and matters such as application for the grant of the establishment of the Cooperation Project to the relevant Chinese department in charge, to execute the registration, and to receive the legitimate operations permissions of the project, etc.
(2) the procedures for the product patent ownership.
(3) the procedures for obtaining the rights of industrial production.
(4) to fund or to provide the conditions for cooperation by **Article 11**.
(5) to assist Party B as contributor and legally enter into the funding procedures.
(6) to assist in the purchase or lease of equipment, materials, and communication facilities in China, which are needed by the Cooperation Project.
(7) to assist in all things needed by the Cooperation Project such as transport infrastructure.
(8) to assist the Cooperation Project in the recruitment of local management personnel of Chinese nationality, as regards technicians, workers and other required personnel.
(9) to help foreign workers apply for entry visas, work permits; to help them with travel procedures, etc.
(10) handling other matters commissioned by the two cooperating partners.

(Note: Supplemental provisions may be added according to the specific circumstances of the project)

(B) Responsibilities of Party B:
(1) to assist the purchase in the United States of the facilities and equipment needed in the Cooperation Project and shipped to Chinese ports.
(2) to assist in all relevant matters such as the purchase of machinery and equipment, and materials outside China commissioned by the cooperating parties.
(3) to provide the needed equipment for installation, debugging and trial production, as well as technical personnel, production and testing technicians
(4) to train the technical personnel and workers required by the Cooperation Project
(5) to assist and handle the related formalities for Chinese workers, of the Cooperation Project to enter the United States
(6) to be responsible for handling other matters entrusted by the cooperating partners

(Note: Supplemental provisions may be added according to the specific circumstances of the project)

Chapter VII
The transfer of technology

Article 15 Parties A and B agree that the cooperating partners are to sign third parties agreements to transfer a portion of the funds of the project for production or business purposes required in the provisions of Chapter IV of this contract, and specifically, to obtain and work on advanced international production technology, including production design, international market planning, training, personnel, etc., which are required for the scale of the project.

Chapter VIII
The income distribution and loss risk

Article 16 The income of the Cooperation Project, after all tax is paid and an allotment for various funds and expenses, will be allocated as follows:
the standardized profit of both sides are shared based on the percentage of contributions by the cooperating parties

Article 17 The risks of losses to be borne by the cooperative company is agreed as follows:
(1) Should there be partial or full risks caused by force majeure, each party shall bear all the losses according to the party's percentage of contributions.
(2) Should there be partial or full risks caused by the factor of any party, the responsible party shall bear the partial or full losses.

Chapter IX
The management team of the Cooperation Project (leadership group)

Article 18 The date of signing the Cooperation Project contract by both parties shall be the date of the establishment of the project's management team (leadership group, hereinafter referred to as the "leading group").

Article 19 The leading group of the Cooperation Project is comprised of nine members, of which Party A shall appoint six members, and Party B shall appoint three members. The head of the group is appointed by Party A, the deputy head is appointed by Party B, and the team leader is chosen through a vote of the nine members. The terms of office of the group leader, deputy head, team leader, and members shall expire when the Cooperation Project is discontinued, and the term of office may be renewed by the delegated party for the other Cooperation Project.

Article 20 The leading group is the highest authority of both parties' Cooperation Project, to decide on all the major issues for the Cooperation Project. Major issues (Note: according to the main contents listed in Article 29 of Implementing Regulations of Chinese and Foreign Joint Venture Enterprise Law) should require unanimous adoption before the making of any decision. Other matters can be decided by a majority of votes or by a simple majority.

Article 21 The group leader is the legal representative of the Cooperation Project. When the group leader for any reason is unable to perform his duties, he may automatically authorize the deputy head as the legal representative or have another member as the legal representative by election.

Article 22 During the operation of the project, the leading group shall convene a general meeting at least once every three months, and convene a monthly summary meeting. The meeting will be informed and chaired by the head of the group. If proposed by more than 1/3 of the members, the group leader may call a Leading Group interim meeting. Meeting records should be archived. If there is a significant interim decision, the head leader or deputy head and team leader can communicate with members for decision-making by telephone conference.

Chapter X
The operational management office of the Cooperation Project

Article 23 The Cooperation Project establishes a management office to be responsible for the daily operation and management of the project work. The operational management office is composed of 1 general manager recommended by Party A, 5 deputy general managers, of which 3 are recommended by Party A, and 2 by Party B. The general manager and deputy general manager are hired by the project leadership team. The term of office will expire when the Cooperation Project is terminated (special factors excluded).

Article 24 The General Manager is responsible for implementation of the resolutions of the leadership group in the Cooperation Project, and for the organization and leadership of the daily operational management of the project. The deputy general manager is to assist the general manager in assigning several department managers to be responsible for the works of various departments of the enterprise, to handle matters assigned by the general manager and deputy general manager, and to be responsible under the general manager and deputy general manager.

Article 25 If the general manager and deputy general manger engage in serious dereliction of duty or malpractice for private ends, they can be dismissed at any time by the leadership group in the Cooperation Project with the meeting resolution.

Chapter XI
The purchase of equipment

Article 26 The equipment, including the facilities, raw materials, component parts, transport tools and office supplies required by the Cooperation Project can be purchased in China or from abroad through mutual consultation and decision by the Parties A and B.

Article 27 Party A should be invited to send participants to join in the purchase of equipment if the Cooperation Project needs to commission Party B to buy in foreign markets.

Chapter XII
The preparation and construction

Article 28 During the preparation and construction, the Cooperation Project will establish a preparation and construction office by the mutual agreement of Parties A and B. The preparation and construction office is composed of 9 members, among which six are to be from Party A, and three from Party B. Additionally, there shall be one office Director and 2 deputy Directors, among which two are recommended by Party A, and 1 by Party B. The Director of the office and deputy Directors are appointed by the leadership group of the Cooperation Project.

Article 29 The preparation and construction office is substantially responsible for examining the production engineering design program, to sign the professional contract for the expansion of the production line engineering, and to organize the procurement and acceptance of the equipment, materials and other substances, to develop the relevant management approach, and to keep and organize the documents, plans, files, and data during the process of expansion project.

Article 30 Through a decision by mutual consultation between Parties A and B, and according to the needs of the project, the two parties may designate a number of technicians to form a technical group. Under the leadership of the preparation and construction office, the technical group is to be responsible for the review, supervision, inspection, acceptance and performance appraisal of project quality, equipment, materials and introduction of the technology.

Article 31 The organization, remuneration and expenses of the staff of the preparation and construction office are included in the project implementation budget through the agreement of both parties.

Article 32 According to the actual needs of the Cooperation Project, the project leadership team may study and decide to approve the retention or revocation of the preparation and construction office after the project's entry into normal operation.

Chapter XIII
Labor Management

Article 33 Party A is to study to develop programs and to implement and regulate labor contracts vis-à-vis all matters such as recruitment, dismissal, wages, labor insurance, living benefits, rewards and punishments of the personnel required in the Cooperation Project, in accordance with the People's Republic of China Law on Chinese-Foreign Cooperative Enterprise Labor Management Regulations and Measures. The labor contract will be filed in the local labor management department for the record after establishment.

Article 34 The Cooperation Project leadership team meeting is to discuss and decide on the hiring, wage, social insurance, benefits, and travel expense standards of the senior management personnel recommended by Parties A and B.

Chapter XIV
Tax, finance, audit

Article 35 The Cooperation Project is required to pay the tax on the profit income in accordance with China's relevant laws and regulations.

Article 36 Employees are to pay personal income tax in accordance with "the Personal Income Tax Laws of the People's Republic of China."

Article 37 A Chinese registered accountant is hired to review and audit the finances of the Cooperation Project, and report the results to the leadership team or general manager. If Party B needs to employ an auditor from other countries to work on the annual financial audit, Party A shall agree to the proposal, and all the costs are to be incurred by Party B.

Chapter XV
The joint venture period

Article 38 The total cooperation period between Party A and Party B is 20 years. Each year both parties will sign the cooperation contract according to the different projects. If proposed by one party, and unanimously agreed by both parties, Parties A and B may sign a new cooperation contract before six months of the expiration of the cooperation.

Chapter XVI
The management of assets

Article 39 Upon the expiration of their cooperation, the management and distribution of the common assets of the cooperation parties during the cooperation period shall be distributed based on the actual situation through friendly consultations by both parties.

Chapter XVII
Insurance

Article 40 Party A is responsible for the handling of the various insurance policies of the Cooperation Project, the risks insured, the insured value, the term of protection in accordance to the Chinese People's Insurance Law on Protection.

Chapter XVIII
The modification, change, termination of the contract and the cooperative relationship

Article 41 The amendments of the contract and its appendices must be approved by a written agreement signed by Parties A and B in order to take effect.

Article 42 If force majeure results in difficulties in executing the contract or if the Cooperation Project is unable to continue operations due to suffering constant losses, Parties A and B, by unanimous adoption by both parties through friendly consultations, can execute an early termination of the cooperation period and the termination of the contract.

Article 43 If one party does not fulfill the contract, or performs a serious breach of contract, resulting in both partners not being able to operate or being unable to achieve the business goals of the contract, that party shall be deemed to have unilaterally terminated the contract, and the other party shall have the right to make the claims to the defaulting party, and have the right to terminate the contract under the contract's provisions. If the two sides agree to continue to operate, the defaulting party shall compensate the other partner for economic losses.

Chapter XIX
Liability for breach of contract

Article 47 If any party of A or B does not submit its capital contributions in timely fashion with the amount in conformity with the provisions of Chapter V, starting from the first month of overdue date, for each overdue month, the defaulting party shall pay to the party of compliance a default fee of 3% of the required contributions. If overdue for 3 months, and the fund has not been submitted, then in addition to an accumulated default fee of 3% of the capital contributions which should be to handed over, the party of compliance shall have the right to terminate the contract in accordance with Article 43 of this contract and request the breaching party to provide compensation for the losses.

Article 48 If due to the fault of one party, there results a situation in which the contract and its attachments cannot be performed or cannot be completely fulfilled, the defaulting party shall be liable for breaching of the contract. If the situation arises by the fault of both parties, then, according to the actual situation, each party shall be liable for its own responsibility for breaching the contract.

Article 49 In order to ensure the performance of this contract and its attachments, parties A and B should provide to each other a letter of guarantee issued from the bank with compliance.

Chapter XX Force Majeure

Article 50 On the occurrence of earthquakes, typhoons, floods, fires, war and other unforeseeable events and force majeure accidents, the consequences of which cannot be prevented or avoided, resulting in a direct impact on the contract's execution or ability to be fulfilled according to the required conditions, the affected party shall immediately e-mail information on the incident to the other party, shall within 15 days provide valid certified documents on the details of the incident, and the inability to fulfill the contract, perform part of the contract, or a reason to delay the execution of the contract. This document should be certified by a notary public in the accident area. To the extent that the accident impacted the performance of the contract, both parties shall decide whether to terminate the contract, or to effect partial exemption from responsibility for performance of the contract, or to delay the execution of the contract.

Chapter XXI
The applicable laws

Article 51 The contract's formation, validity, interpretation, performance and settlement of disputes is governed by the laws of People's Republic of China and the jurisdiction of the United States of America.

Chapter XXII Settlement of Disputes

Article 52 Both parties should settle through friendly consultations all disputes arising from the execution of this contract or relating to this contract; If no settlement can be resolved through consultations, it should be settled according to item (1):
(1) Submit the dispute to the Beijing International Economic and Trade Arbitration Commission of China, and the New York International Business Arbitration Commission of United States, and arbitrate according to the rules of the arbitration procedures.
(2) Submit to the local and international arbitration institutions of the People's Republic of China and arbitrate under the arbitration rules and procedure. Approve the arbitration. The arbitration award shall be final and binding on both parties.

Article 53 During the arbitration process, in addition to the part of the dispute under arbitration, this contract shall continue to be fulfilled.

Chapter XXIII
Text

Article 54 This contract is written in the Chinese and English languages, both texts being equally authentic. In case there is any discrepancy in the above two texts, the Chinese version shall prevail.

Chapter XXIV
The commencement of the contract and other matters

Article 55 In accordance with the principles set forth in this contract, the following auxiliary agreements are entered into, including: legitimate business documents of the cooperative parties, approvals relating to promotion of the Cooperation Project, intellectual property certification, sales contracts (agreement), etc.; all are an integral part of this contract.

Article 56 This contract and its attachments shall be subject to notarization and approval by relevant agencies of the People's Republic of China and is to take effect on the date of approval.

Article 57 When both Parties A and B send notifications by e-mail or fax, and any party's rights and obligations are involved, there shall follow formal written letters delivered by express mail to the other. Legal address of both parties listed in the contract are the mailing address of both parties.

Article 58 The contract is signed by the authorized representatives of Party A and Party B in China on ____________year __________month _________date.

Party A:	Party B:
Signature:	Signature:
Date:	Date:

I hereby certify that I translated the document attached hereto from Chinese to English. This translation is accurate and complete. I further certify that I am fully competent to translate from Chinese to English to the best of my knowledge and belief.

Translated by: ______________________ Date: 04/15/2012

State of California
} S.S
County of Alameda

On 04/15/2012 before me, Shu Hui Liu, Notary public, personally appeared Long Tao Nguon, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature: ______________________
Notary public

SHU HUI LIU
Commission # 1889407
Notary Public - California
Alameda County
My Comm. Expires Jun 11, 2014

中美企業項目投資合作經營合同

中國黑龍江省雙城克奧牧業有限公司與(美國)利百迦飼養產業國際有限公司建立中美聯合出資五千噸優質鮮奶一萬噸有機蔬菜生產建設項目合作關系并簽屬中美合作经營合同。

第一章总则

中國黑龍江省雙城市克奧牧業有限公司和（美國）利百迦飼養產業國際有限公司，根据《中华人民共和国中外合作经营企业法》和中美兩國其他有关法规，本着平等互利的原则，通过友好协商，同意在中华人民共和国黑龍江省雙城市，共同出资兴办合作经营項目，特订立本合同。

第二章合作各方

第一條

中國黑龍江省雙城克奧牧業有限公司(以下简称甲方)：在中国黑龍江省所屬地登记注册。

法定地址：中國黑龍江省雙城市希勤鄉。

法定代表人：黄焕芝　　职务：董事長　　国籍：中華人民共和國。

(美国）利百迦飼養產業國際有限公司(以下简称乙方)：在美国加州所屬地登记注册

英文名称：US-LBJ HUSBANDRY INDUSTRY INT'L, INC.

法定地址：1004W WEST COVINA PKWY #259　WEST COVINA,CALIFORNIA 91790 USA

法定代表人：MingCai Wang 职务：President 国籍：China

第三章合作投資经營項目

第二條 甲、乙方根据《中华人民共和国中外合作经营企业法》和中美兩國的其他有关法规，同意在中国境内建立合作经营項目(以下简称合作項目)。

第三條 合作項目的名称：五千噸優質鮮奶一萬噸有機蔬菜生產建設。合作項目的法定地址为：黑龍江省雙城市希勤鄉。

第四條 合作經營項目的一切活动，必须遵守中华人民共和国的法律、法规和中美兩國有关条例规定。

第五條 合作項目的组织形式为中美出資合作經營項目。合作各方提供的出资或合作条件，均属于合作方的资产，合作項目以其全部资产对合作項目的债务承担责任。合作各方在合作合同中约定投资或合作条件、收益的分配、风险和亏损的分担、经营管理的方式和合作终止时财产的归属等事项。

第四章项目经营目的、范围和规模

第六條 甲、乙雙方合作经营的目的：本着加强经济合作技术交流的愿望，采用先进而适用的技术和科学的经营管理方法，提高產品質量，生產出國内外共用的新產品，并在質量、價格等方面具有國際市場競爭能力，提高經濟效益，使投資各方獲得滿意的經濟利益。

第七條 合作经营范围：

從事鮮奶和綠色有機蔬菜的生產

第八條 首期出資合作經營項目规模如下：

擴大產品生產量，在原有生產組合產品基礎上，擴大增產單組多元化供能的產品。

第五章 投资总额、注册资本与合作条件

第九條 本合作公司的投资总额为人民币 5000 万元（或双方商定的一种外币）。

第十條 甲、乙方就此项目的投入资本共为人民币 5000 万元（或双方商定的一种外币）。

第十一條 甲、乙双方将下列作为出资合作条件：

甲方：投入此項目總投資額的 87%＝4350 万元人民币。

乙方：投入此項目總投資額的 13%＝650 万元人民币（100 万美金）。

（甲、乙雙方獲利標准均按合作各方出資比利獲取）

第十二條 合作雙方的出资或提供合作条件分期缴付或提供，约定如下：

自甲、乙雙方簽定合同之日起 180 個工作天内分期缴清。首期出资应在合作雙

方簽定合同生效日后 60 個工作天内投入，并应投入應出資總額的 15%。全部缴

齐應出资的总期限为：**180** 個工作天內。

第十三條 甲、乙任何一方如向第三者转让其全部或部分出资额，须经另一方同意，并报原审批机构批准。

一方转让其全部或部分出资额时，另一方有优先购买权。

第六章 合作各方的责任

第十四條 甲、乙方应各自负责完成以下各项事宜：

(一)甲方的责任：

1. 办理为设立合作项目向中国有关主管部门申请批准、登记注册、领取項目合法運營的全部相關手續等事宜。

2. 产品专利归属权的手续。

3. 行业产品生产权的手續。

4. 按**第十一条**规定出资或提供合作条件。

5. 协助办理乙方作为出资方而合法進入資金手續。

6. 协助合作项目所需要在中国境内购置或租赁设备、材料、通讯设施等。

7. 协助合作项目所需要的交通工具等基础设施。

8. 协助合作项目招聘当地的中国籍的经营管理人员、技术人员、工人和所需的其他人员。

9. 协助外籍工作人员办理所需的入境签证、工作许可证和旅行手续等。

10. 负责办理合作雙方委托的其他事宜。

（注：根据项目的具体情况可加以補充條款）

(二)乙方的责任：

1. 協助根据合作项目所需要在美國購買器材设备等实物运至中国港口。

2. 協助办理合作项目人委托在中国境外选购机械设备、材料等有关事宜。

3. 提供需要的设备安装、调试以及试生产技术人员、生产和检验技术人员。

4. 培训合作项目所需的技术人员和工人。

5. 協助合作項目中國工作人員辦理入境美國的相關手續。

6. 负责办理合作雙方委托的其他事宜。

（注：根据项目的具体情况可加以補充條款）

第七章 技术转让

第十五條 甲、乙双方同意，由合作雙方與第三者签订項目部分環節转让协议，以取得为达到本合同第四章规定的生产经营目的、规模所需的國際先进的制作技术，包括制作设计、國際市場策划、培训人员等。

第八章 收益分配和风险亏损承担

第十六條 合作項目在完税并提取各项基金后，收益按如下方式进行分配：
甲、乙獲利標准均按各方出資比利獲取利潤所得。

第十七條 合作公司的风险亏损的承担约定如下：

1、由不可抗力因素所造成的部分或完全風險，均按各方出資比利承擔各方的損失與虧損。

2、由甲、乙雙方任何一方因素所造成的部分或完全風險均由造成方承擔部分或完全損失與虧損。

第九章合作項目管理團隊(領導小組)

第十八條 甲、乙雙方合作項目簽約之日，为本項目管理團隊(領導小組)成立之日(以下簡稱領導小組)。

第十九條 合作項目領導小組由九名成員组成，其中甲方委派六名，乙方委派名三名。組长由甲方委派，副組长由乙方委派，小組长經九名成員選舉產生。組長、副組长、小組長、成員任期至合作項目終止，经委派方继续委派可以连任其它合作項目。

第二十條 領導小組 是甲、乙雙方合作項目的最高权力机构，决定合
作項目的一切重大事宜。对于重大问题（注：**按中外合作经营企业法实施条例第二十九条列举主要内容**）应一致通过，方可作出决定。对其他事宜，可采取多数通过或简单多数通过决定。

第二十一條 組长是合作項目法定代表人。組长因故不能履行其职责时，可自動授权副組长為法定代表人或經選舉其他成員為法定代表人。

第二十二條 領導小組会议在項目運營期間至少每三個月召开一次大會，每一個

月召開一次小結會。由組長召集并主持会议。经 1/3 以上的成員提议，組长可召

开領導小組临时会议。会议记录应归档保存。有重大臨時決定組長或付組長、小組長可采取電話會議與成員溝通決策。

第十 合作項目经营管理机构

第二十三條 合作項目设经营管理机构，负责项目的日常经营管理工作。经营管理机构设总经理1人，由甲方推荐。副总经理5人，由甲方推荐3人，乙方推荐2人。总经理、副总经理由項目領導小組聘请，任期至合作項目終止(特殊因素列外)。

第二十三四條 总经理的职责是执行合作項目領導小組的各项决议，组织领导合作項目的日常经营管理工作。副总经理协助总经理负责经营管理机构可设若干部门经理，分别负责企业各部门的工作，办理总经理和副总经理交办的事项，并对总经理和副总经理负责。

第二十五條 总经理、副总经理有营私舞弊或严重失职的，经营合作領導小組会议决议可随时撤换。

第十一章 设备购买

第二十六條 合作項目所需器材、設備、原材料、配套件、运输工具和办公用品等，經甲、乙雙方協商决定可在中国购买或者向国外购买。

第二十七條 根据合作項目需要委托乙方在国外市场选购设备时，应邀请甲方派人参加。

第十二章 筹备和建设

第二十八條 合作項目在筹备建设期间，經甲、乙雙方協商同意设立筹建处。筹建处由九人组成，其中甲方6人，乙方3人。筹建处主任1人，由甲方推荐，副主任三人，由甲方推荐2人，乙方推荐1人。筹建处主任、副主任由合作項目領導小組任命。

第二十九條 筹建处具体负责审查合作項目實施方案，签订擴大生產線工程專業承包合同，組織有關設備、材料等物質的採購和驗收，制定有关的管理办法，做好擴建工程實施過程中文件、計畫書、檔案、資料的保管和整理等工作

第三十條 經甲、乙双方協商決定，根据项目需要，合作各方可指派若干技术人

员组成技术小组，在筹建处领导下，负责對項目的擴建、設計、工程質量、設備材料和引進技術的審查、監督、檢驗、驗收和性能考核等工作。

第三十一條 筹建处工作人员的编制、报酬及费用，经甲乙双方同意后，列入項目實施预算。

第三十二條 筹建处在項目進入正常運營后，根据合作項目的實際需要，经合作項目領導小組研究决定可批准保留或撤销。

第十三章 劳动管理

第三十三條 合作項目所需要人員的招收、招聘、辞退、工资、劳动保险、生活福利和奖惩等事项，按照《中华人民共和国中外合作经营企业劳动管理规定》及其实施办法，均由甲方研究制定方案，订立劳动合同加以规定。劳动合同订立后，报当地劳动管理部门备案。

第三十四條 甲、乙方推荐的高级管理人员的聘请和工资等遇、社会保险、福利、差旅费标准等，由合作項目領導小組会议讨论决定。

第十四章 税务、财务、审计

第三十五條 合作項目獲利所得均按照中国的有关法律和条例规定缴纳各项税金。

第三十六條 职工按照《中华人民共和国个人所得税法》缴个人所得税。

第三十七條 合作項目的财务审计聘请在中国注册的会计师审查、稽核，并将结果报告領導小組或总经理。

如乙方认为需要聘请其他国家的审计师对年度财务进行审查，甲方应予以同意。其所需要一切费用由乙方负担。

第十五章 合營期限

第三十八條 甲、乙雙方總合作的期限为二十年。每年分别根据不同的項目簽屬合作合同。经一方提议，甲乙雙方一致通过，可以在合作期满 6 个月前從新簽屬繼續合作合同。

第十六章 財產處理

第三十九條 合作雙方合作期滿其合作期間所屬共有財產的處理分配，均根据當時情形，經甲乙雙方友好協商進行處理分配。

第十七章 保险

第四十條 合作項目的各项保险均由甲方負責辦理，投保险别、保险价值、保期等，均尊照中国人民保险保障法。

第十八章 合同的修改、变更与解除合作關樂終止合同

第四十一條 对本合同及其附件的修改，必须经甲、乙双方签署书面协议，才能生效。

第四十二條 由于不可抗力，致使合同无法履行，或是由于合作項目连年亏损无力继续经营，经甲乙雙方友好協商一致通过，可以提前终止合作期限和解除合同。

第四十三條 由于一方不履行合同、或严重违反合同，造成合作雙方无法经营或无法达到合同规定的经营目的，视作违约方片面终止合同，对方除有权向违约一方索赔外，并有权按合同规定终止合同。如甲、乙双方同意继续经营，违约方应赔偿合作方的经济损失。

第十九章 违约责任

第四十七條 甲、乙任何一方未按合同第五章的规定依期按数提交完出资额时，从逾期第一个月算起，每逾期 1 个月，违约一方应缴付应付应交出资额的 3%的违约金给守约的一方。如逾期 3 个月仍未提交，除累计缴付应交出资额的 3 %的违约金外，守约一方有权按本合同**第四十三条**终止合同，并要求违约方赔偿损失。

第四十八條 由于一方的过失，造成本合同及其附件不能履行或不能完全履行时，由过失的一方承担违约责任；如属双方的过失，根据实际情况，由双方分别承担各自应负的违约责任。

第四十九條 为保证本合同及其附件的履行，甲、乙各方应相互提供履约的银行担保书。

第二十章 不可抗力

第五十條 由于地震、台风、水灾、火灾、战争以及其他不能预见并且对其发生和后果不能防止或避免的不可抗力事故，致使直接影响合同的履行或者不能按约定的条件履行时，遇有上述不可抗力事故的一方，应立即将事故情况电郵通知对方，并应在15日内，提供事故详情及合同不能履行、或者部分不能履行、或者需要延期履行的理由的有效证明文件，此项证明文件应由事故发生地区的公证机构出具。按照事故对履行合同影响的程度，由双方协商决定是否解除合同，或者部分免除履行合同的责任，或者延期履行合同。

第二十一章 适用法律

第五十一條 本合同的订立、效力、解释、履行和争议的解决均受中华人民共和国法律和美利堅合眾國的管辖。

第二十二章 争议的解决

第五十二條 凡因执行本合同所发生的或与本合同有关的一切争议，双方应通过友好协商解决；如果协商不能解决，按（ 1 ）项解决：

(1)提交中国北京中国国际经济贸易仲裁委员会及美國紐約國際商務仲裁委員會，根据该两会的仲裁程序规则进行仲裁。

(2)提交中華人民共和国當地及國際仲裁机构根据该仲裁机构的仲裁程序规则进行仲裁。仲裁裁决是终局的，对双方都有约束力。

第五十三條 在仲裁过程中，除双方有争议正在进行仲裁的部分外，本合同应继续履行。

第二十三章 文字

第五十四條 本合同用中文和英文写成，两种文字具有同等效力。上述两种文本如有不符，以中文本为准。

第二十四章 合同生效及其他

第五十五條 按照本合同规定的各项原则订立如下的附属协议文件，包括：合作各方公司合法經營証件，與促成合作項目相關的批文、协议，知識產權認証，销售合同(協議)……，均为本合同的组成部分。

第五十六條 本合同及其附件，均须经中华人民共和国相关机构公証、批准，自批准之日起生效。

第五十七條 甲、乙双方发送通知采用電子郵件、传真时，凡涉及各方权利、义务的，应随之以正式书面信件快遞通知对方。合同中所列甲、乙双方的法定地址即为甲、乙双方的收件地址。

第五十八條 本合同于2010年12月15日由甲、乙双方的授权代表在中国哈尔滨签字。

甲方：双城克胜牧业有限公司　　乙方：（美国）利百加纳乳养产品国际有限公司

代表签字：　　代表签字：

2010年12月15日　　2010年12月15日